UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 3, 2015
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2015, the Compensation Committee (the "Committee") of the Board of Directors of Limelight Networks, Inc. (the "Company") approved the annual cash bonuses with respect to services performed in fiscal year 2014 for participants under the Company’s Master Executive and Management Bonus Plan, a copy of which was furnished with a Current Report on Form 8-K on May 19, 2009 (the “Plan”). Participants included the Company’s principal executive officer, principal financial officer, and other named executive officers. The bonus amounts were based upon the criteria set forth in the Plan and the Company’s financial results for fiscal year 2014. The table below sets forth the bonuses awarded to the Company’s principal executive officer, principal financial officer and other current named executive officers:

Executive Officer	Cash Bonus

Robert A. Lento President, Chief Executive Officer and Director	$255,000
Peter J. Perrone Senior Vice President, Chief Financial Officer & Treasurer	$170,000
George Vonderhaar Senior Vice President, Chief Sales Officer	$170,000
Philip C. Maynard Senior Vice President, Chief Legal Officer & Secretary	$97,325
Charles Kirby Wadsworth Senior Vice President, Chief Marketing Officer	$42,500

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 3, 2015	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary